Exhibit 99.1

AN AFFILIATE OF SUN CAPITAL PARTNERS, INC. TO ACQUIRE SELECT INTERIOR CONCEPTS FOR $411 MILLION

•	Shareholders to receive $14.50 per share in an all-cash transaction providing attractive valuation
•	Select Interior Concepts to become privately owned company as part of Sun Capital’s portfolio
•	Q2 2021 earnings call previously scheduled for August 9, 2021 cancelled

Atlanta, Georgia – August 9, 2021 – Select Interior Concepts, Inc. (NASDAQ: SIC), a premier distributor of interior building products, today announced that it has entered into a definitive agreement under which an affiliate of Sun Capital Partners, Inc. (“Sun Capital”) will acquire Select Interior Concepts (“SIC”) for approximately $411 million in an all-cash transaction (the “Merger Transaction”).

Under the terms of the agreement, each share of SIC common stock issued and outstanding immediately prior to the closing of the transaction will be entitled to receive $14.50 per share in cash, representing a 32% premium over SIC’s closing price and a 42% premium over SIC’s 30-day volume-weighted average price of $10.20 on August 6, 2021.  Subject to shareholder approval and other customary closing conditions, including the receipt of required regulatory approvals, the transaction is expected to close early in the fourth quarter of 2021.  Upon the completion of the transaction, SIC will become a privately held company and shares of SIC common stock will no longer be listed on any public markets.

Brett G. Wyard, Chairman of SIC, commented, “On June 30, 2021, when we announced the closing of the sale of our Residential Design Services segment, we noted that the Board was actively evaluating a full range of strategic, operational and financial alternatives to ensure that the Company was on the best path to delivering shareholder value. After thorough and thoughtful deliberations in consultation with our financial advisors, we are pleased to enter into a definitive sale agreement with an affiliate of Sun Capital.  In making this decision, the Board considered the current state of the business and its outlook and opportunities.  We believe this path is in the best interests of our shareholders, providing them with immediate and substantial value for their investment.”

Bill Varner, Chief Executive Officer added, “This transaction will deliver significant cash value for SIC’s shareholders as promised when I joined SIC. Additionally, it offers exciting new opportunities for customers, partners and employees of our Architectural Surfaces Group (‘ASG’) segment. We are very grateful to the entire team that contributed to SIC’s and ASG’s success over the years. Sun Capital is the ideal partner to advance its long-term strategy and the transaction is a testament to the dedication and achievements of our team members.”

“We have long been an active investor in the building materials sector, and have been impressed by SIC’s track record, ability to deliver for customers and overall industry vision,” said Jeremy Stone, Managing Director at Sun Capital. “We are excited to support SIC’s strong management team in the next stage of growth, capitalize on new opportunities and drive success."

In light of the pending sale of SIC, the second quarter 2021 earnings conference call previously scheduled for 5:00 PM ET on August 9, 2021 has been cancelled. The Company will release its financial results for the second quarter of 2021 later today.

RBC Capital Markets, LLC and Truist Securities, Inc. served as financial advisors and Alston & Bird LLP served as legal advisor to SIC.

Raymond James & Associates, Inc. served as financial advisor and both Kirkland & Ellis LLP and Klehr Harrison Harvey Branzburg LLP served as legal advisors to Sun Capital.

ABOUT SELECT INTERIOR CONCEPTS

Select Interior Concepts is a premier distributor of interior building products with leading market positions in highly attractive markets. Headquartered in Atlanta, Georgia, Select Interior Concepts is listed on the NASDAQ. Its Architectural Surfaces Group segment distributes natural and engineered stone through a national network of distribution centers and showrooms under proprietary brand names such as PentalQuartz and MetroQuartz. For more information, visit: www.selectinteriorconcepts.com.

ABOUT SUN CAPITAL PARTNERS, INC.

Sun Capital Partners, Inc. is a global private equity firm focused on partnering with outstanding management teams to accelerate value creation. Since 1995, Sun Capital has invested in more than 425 companies worldwide with revenues in excess of $50 billion across a broad range of industries and transaction structures. The firm has built a reputation as a trusted partner, recognized for its operational experience. Sun Capital focuses on defensible businesses in growing markets with tangible performance improvement opportunities in the Business Services, Consumer, Healthcare, Industrial, and Technology sectors. The Firm has offices in Boca Raton, Los Angeles and New York, and an affiliate with offices in London.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may include, but are not limited to, the ability of the parties to obtain required regulatory approvals and to meet the other conditions to closing the proposed Merger Transaction, and the risk that the proposed Merger Transaction may not close on the timing noted herein or at all. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “potential,” “continue,” and other forms of these words or similar words or expressions or the negatives thereof. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events. Forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to, those factors contained in our most recent Annual Report on Form 10-K (our “Annual Report”) and the other reports we file with the SEC, that may cause the Company’s actual results, level of activity, performance, or achievement to be materially different from the results or plans expressed or implied by such forward-looking statements. All forward-looking statements in this press release are qualified by the factors, risks and uncertainties contained in our Annual Report. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Additional Information about the Merger Transaction and Where to Find It

In connection with the Merger Transaction, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER TRANSACTION CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Company

stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.selectinteriorconcepts.com or by contacting the Company’s Investor Relations Department by email at ir@sicinc.com or by phone at (470) 548-7370.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger Transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2021. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger Transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

CONTACTS:

Investor Relations:

Joshua Large

(470) 548-7370

ir@sicinc.com